Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form N-1A (the “Registration Statement”) of our reports dated August 25, 2005, relating to the financial statements and financial highlights which appear in the June 30, 2005 Annual Reports to Shareholders of the AMM Asset Allocation, CCM Capital Appreciation, CCM Emerging Companies, CCM Focused Growth, CCM Mid-Cap, NACM Flex-Cap Value, NACM Global, NACM Growth, NACM International, NACM Pacific Run, NFJ Dividend Value, NFJ International Value, NFJ Large-Cap Value, NFJ Small-Cap Value, OCC Core Equity, OCC Renaissance, OCC Value, PEA Growth, PEA Equity Premium Strategy, PEA Opportunity, PEA Target, RCM Biotechnology, RCM Financial Services, RCM Global Healthcare, RCM Global Resources, RCM Global Small-Cap, RCM Global Technology, RCM International Growth Equity, RCM Large-Cap Growth, RCM Mid-Cap, and RCM Targeted Core Growth (each a fund of the Allianz Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, MO

October 31, 2005